                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
  SUPPLEMENTAL COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               1993       1992       1991
                                                                                             ---------  ---------  ---------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
Earnings:
  Income from continuing operations........................................................  $     575  $     239  $     353
  Preferred stock dividend requirements....................................................          -          -        (18)
                                                                                             ---------  ---------  ---------
      Income applicable to common stock....................................................        575        239        335
  Discontinued operations:
    Income (loss) from operations of discontinued health plan segment,
     net of income tax (benefit)...........................................................         16       (108)        16
    Costs associated with discontinuance of health plan segment, net of income tax
     benefit...............................................................................          -        (17)         -
  Extraordinary loss on extinguishment of debt, net of income
   tax benefit.............................................................................        (84)         -          -
  Cumulative effect on prior years of a change in accounting
   for income taxes........................................................................          -         51          -
                                                                                             ---------  ---------  ---------
        Net income.........................................................................  $     507  $     165  $     351
                                                                                             ---------  ---------  ---------
                                                                                             ---------  ---------  ---------
Shares used in the computation (in thousands):
  Columbia:
    Weighted average common shares outstanding.............................................    150,017    144,897    138,936
    Dilutive effect of common stock equivalents............................................        966        718        750
                                                                                             ---------  ---------  ---------
    Columbia common and common equivalent shares...........................................    150,983    145,615    139,686
                                                                                             ---------  ---------  ---------
  HCA:
    Weighted average common shares outstanding.............................................    175,374    149,547    113,480
    Dilutive effect of common stock equivalents............................................      3,901     24,690     20,109
                                                                                             ---------  ---------  ---------
    HCA common and common equivalent shares................................................    179,275    174,237    133,589
    Merger exchange ratio..................................................................       1.05       1.05       1.05
                                                                                             ---------  ---------  ---------
    Adjusted HCA common and common equivalent shares.......................................    188,239    182,949    140,268
                                                                                             ---------  ---------  ---------
        Shares used in earnings per common and common equivalent
         share computations................................................................    339,222    328,564    279,954
                                                                                             ---------  ---------  ---------
                                                                                             ---------  ---------  ---------
Primary earnings per common and common equivalent share:
  Income from continuing operations........................................................  $    1.70  $     .73  $    1.20
  Discontinued operations:
    Income (loss) from operations of discontinued health plan segment......................        .04       (.33)       .05
    Costs associated with discontinuance of health plan segment............................          -       (.06)         -
  Extraordinary loss on extinguishment of debt.............................................       (.24)         -          -
  Cumulative effect on prior years of a change in accounting for income taxes..............          -        .16          -
                                                                                             ---------  ---------  ---------
        Net income.........................................................................  $    1.50  $     .50  $    1.25
                                                                                             ---------  ---------  ---------
                                                                                             ---------  ---------  ---------

                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
  SUPPLEMENTAL COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               1993       1992       1991
                                                                                             ---------  ---------  ---------
FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
  Earnings:
    Income applicable to commmon stock.....................................................  $     575  $     239  $     335
    Interest addback on convertible securities, net of income taxes........................          3          2          2
                                                                                             ---------  ---------  ---------
        Adjusted income applicable to common stock.........................................        578        241        337
    Discontinued operations:
      Income (loss) from operations of discontinued health plan segment,
       net of income tax (benefit).........................................................         16       (108)        16
      Costs associated with discontinuance of health plan segment, net of income tax
       benefit.............................................................................          -        (17)         -
    Extraordinary loss on extinguishment of debt, net of income
     tax benefit...........................................................................        (84)         -          -
    Cumulative effect on prior years of a change in accounting
     for income taxes......................................................................          -         51          -
                                                                                             ---------  ---------  ---------
        Net income.........................................................................  $     510  $     167  $     353
                                                                                             ---------  ---------  ---------
                                                                                             ---------  ---------  ---------
  Shares used in the computation (in thousands):
    Columbia:
      Weighted average common shares outstanding...........................................    150,017    144,897    138,936
      Dilutive effect of common stock equivalents and other
       dilutive securities.................................................................      3,426      3,029      2,650
                                                                                             ---------  ---------  ---------
      Columbia common and common equivalent shares.........................................    153,443    147,926    141,586
                                                                                             ---------  ---------  ---------
    HCA:
      Weighted average common shares outstanding...........................................    175,374    149,547    113,480
      Dilutive effect of common stock equivalents and other
       dilutive securities.................................................................      4,352     24,941     20,290
                                                                                             ---------  ---------  ---------
      HCA common and common equivalent shares..............................................    179,726    174,488    133,770
      Merger exchange ratio................................................................       1.05       1.05       1.05
                                                                                             ---------  ---------  ---------
      Adjusted HCA common and common equivalent shares.....................................    188,712    183,213    140,459
                                                                                             ---------  ---------  ---------
        Shares used in earnings per common and common equivalent
         share computations................................................................    342,155    331,139    282,045
                                                                                             ---------  ---------  ---------
                                                                                             ---------  ---------  ---------
  Fully diluted earnings per common and common equivalent share:
    Income from continuing operations......................................................  $    1.69  $     .73  $    1.20
    Discontinued operations:
      Income (loss) from operations of discontinued health plan segment....................        .04       (.33)       .05
      Costs associated with discontinuance of health plan segment..........................          -       (.06)         -
    Extraordinary loss on extinguishment of debt...........................................       (.24)         -          -
    Cumulative effect on prior years of a change in accounting for
     income taxes..........................................................................          -        .16          -
                                                                                             ---------  ---------  ---------
        Net income.........................................................................  $    1.49  $     .50  $    1.25
                                                                                             ---------  ---------  ---------
                                                                                             ---------  ---------  ---------